SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and David J. Coghlan entered into an indemnification agreement dated as of June 16, 2008.  The indemnification agreement entered into between the Registrant and Mr. Coghlan is the Registrant’s standard form of indemnification agreement, a copy of which was filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.  The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.  The disclosure contained in Item 5.02 below is incorporated by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2008, David J. Coghlan was appointed as the Registrant’s President of North America and Asia.

Mr. Coghlan, age 49, served as Vice President, Global Parts of Trane Inc. from April 2004 through May 2008.  Trane is a global manufacturer of commercial and residential heating, ventilation and air conditioning equipment.  Mr. Coghlan also held several management positions within the Climate Control Technologies segment of Ingersoll-Rand Company Limited, a manufacturer of transport temperature control units and refrigerated display merchandisers, from 1995 to December 2003.  Before joining Ingersoll-Rand, Mr. Coghlan worked for several years with the management consulting firm of McKinsey & Co. in both the United Kingdom and United States.

The Registrant and Mr. Coghlan entered into the Registrant’s standard form of indemnification agreement.  The indemnification agreement entered into between the Registrant and Mr. Coghlan is the Registrant’s standard form of indemnification agreement, a copy of which was filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.  The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Mr. Coghlan’s initial annual base salary will be $400,000.  Mr. Coghlan will participate in the Registrant’s Executive Incentive Bonus Plan, with a target bonus percentage equal to 65% of his base salary on a prorated basis for 2008.  The Registrant has agreed to pay customary, out-of-pocket expenses incurred by Mr. Coghlan in connection with his relocation to the North Andover area, including closing costs for the sale of his home in New Jersey and the purchase of a home in the North Andover area.  Amounts paid to Mr. Coghlan in connection with his relocation to the North Andover area will include a gross up payment for income tax purposes.  The Registrant has also agreed to provide Mr. Coghlan with temporary living expenses equivalent to $135 per diem for each overnight stay in the North Andover area until the earlier of his relocation to the North Andover area or September 2009.  Mr. Coghlan will be granted an incentive stock option for the purchase of 15,000 shares of the Registrant’s Class A common stock and an award of 5,000 shares of restricted stock under the Registrant’s 2004 Stock Incentive Plan, subject to Board approval at its regularly scheduled third quarter meeting.  Mr. Coghlan will also be eligible to participate in the Registrant’s Management Stock Purchase Plan beginning in 2009.  Mr. Coghlan will receive either a car leased by the Registrant or a $1,270 monthly car allowance.  Mr. Coghlan will also be eligible to participate in the Registrant’s customary employee benefit plans, including medical insurance plans, life insurance plan, retirement savings plan and pension plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ William C. McCartney
William C. McCartney Chief Financial Officer